UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2018
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CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive, Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
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Item 8.01    Other Events.
As disclosed in the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2018 (“1st Quarter 10-Q”), the Company recently received several customer inquiries regarding the performance of certain cryobiological tanks (in the BioMedical segment) manufactured at our New Prague, Minnesota facility.  As disclosed in the 1st Quarter 10-Q filed on April 19, 2018, the initial and very preliminary investigation determined that certain tanks manufactured at the facility during a limited certain period might need to be repaired or replaced and that, as of such filing, the Company was not able to identify the scope of the product lines subject to potential repair or replacement, what portion of any such product lines might be impacted or reasonably estimate the size of any additional warranty reserve related to these products, which in total were believed to be less than $5.0 million in sales.

During the period of April 19-22, 2018, the Company continued its investigation of the scope and condition of the cryobiological tanks manufactured during this limited period and subsequently concluded that substantially all of the universe of products previously identified should be replaced.  As such, on April 23, 2018, the Company issued a recall notice for the impacted product lines.  The Company currently anticipates taking an additional warranty reserve expense of approximately $3.75 million during the second fiscal quarter ending June 30, 2018.  This estimated warranty reserve expense is subject to adjustment to the extent additional developments arise in connection with this matter. The Company’s recently issued financial guidance for fiscal 2018 is not expected to be impacted by these additional warranty reserves.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: April 24, 2018
By: /s/ Jillian C. Evanko Jillian C. Evanko Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer